Exhibit 4.1

Execution Version

DISCOVERY COMMUNICATIONS, LLC,

Issuer

WARNER BROS. DISCOVERY, INC., Parent Guarantor

DISCOVERY GLOBAL HOLDINGS, INC. (f/k/a WarnerMedia Holdings, Inc.) and SCRIPPS

NETWORKS INTERACTIVE, INC., each, a Subsidiary Guarantor

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

Trustee

TWENTY-FOURTH SUPPLEMENTAL INDENTURE DATED AS OF May 26, 2026 TO

INDENTURE DATED AS OF AUGUST 19, 2009

Relating to

3.950% Senior Notes due 2028

4.125% Senior Notes due 2029

3.625% Senior Notes due 2030

5.000% Senior Notes due 2037

6.350% Senior Notes due 2040

4.950% Senior Notes due 2042

4.875% Senior Notes due 2043

5.200% Senior Notes due 2047

5.300% Senior Notes due 2049

TWENTY-FOURTH SUPPLEMENTAL INDENTURE

TWENTY-FOURTH SUPPLEMENTAL INDENTURE, dated as of May 26, 2026 (this “Twenty-Fourth Supplemental Indenture”), to the Base Indenture (defined below) among Discovery Communications, LLC, a Delaware limited liability company (the “Company”), Warner Bros. Discovery, Inc. (f/k/a Discovery, Inc.), a Delaware corporation (the “Parent Guarantor”), Discovery Global Holdings, Inc. (f/k/a WarnerMedia Holdings, Inc.), a Delaware corporation (“DGH”), Scripps Networks Interactive, Inc., an Ohio corporation (“Scripps” and, together with DGH, the “Subsidiary Guarantors”), and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as Trustee (the “Trustee”).

RECITALS

WHEREAS, the Company has executed and delivered to the Trustee the Indenture, dated as of August 19, 2009 (the “Base Indenture”, and, as amended, supplemented or otherwise modified to the date hereof, including by the Existing Supplemental Indentures (as defined below) (but for the avoidance of doubt, excluding this Twenty-Fourth Supplemental Indenture), the “Indenture”), providing for the issuance from time to time of its Securities;

WHEREAS, the Company has previously established a series of its Securities designated as the “6.350% Senior Notes due 2040” (the “2040 Notes”) and issued $850,000,000 aggregate principal amount of the 2040 Notes, pursuant to the Second Supplemental Indenture, dated as of June 3, 2010, to the Base Indenture (the “Second Supplemental Indenture”);

WHEREAS, the Company has previously established a series of its Securities designated as the “4.95% Senior Notes due 2042” (the “2042 Notes”) and issued $500,000,000 aggregate principal amount of the 2042 Notes, pursuant to the Fourth Supplemental Indenture, dated as of May 17, 2012, to the Base Indenture (the “Fourth Supplemental Indenture”);

WHEREAS, the Company has previously established a series of its Securities designated as the “4.875% Senior Notes due 2043” (the “2043 Notes”) and issued $850,000,000 aggregate principal amount of the 2043 Notes, pursuant to the Fifth Supplemental Indenture, dated as of March 19, 2013, to the Base Indenture (the “Fifth Supplemental Indenture”);

WHEREAS, the Company has previously (i) established a series of its Securities designated as the “3.950% Senior Notes due 2028” (the “2028 Notes”) and issued $1,700,000,000 aggregate principal amount of the 2028 Notes, (ii) established a series of its Securities designated as the “5.000% Senior Notes due 2037” (the “2037 Notes”) and issued $1,250,000,000 aggregate principal amount of the 2037 Notes and (iii) established a series of its Securities designated as the “5.200% Senior Notes due 2047” (the “2047 Notes”) and issued $1,250,000,000 aggregate principal amount of the 2047 Notes, in each case pursuant to the Eleventh Supplemental Indenture, dated as of September 21, 2017, to the Base Indenture (the “Eleventh Supplemental Indenture”);

WHEREAS, the Company has previously (i) established a series of its Securities designated as the “4.125% Senior Notes due 2029” (the “2029 Notes”) and issued $750,000,000 aggregate principal amount of the 2029 Notes and (ii) established a series of its Securities designated as the “5.300% Senior Notes due 2049” (the “2049 Notes”) and issued $750,000,000 aggregate principal amount of the 2049 Notes, in each case pursuant to the Seventeenth Supplemental Indenture, dated as of May 21, 2019, to the Base Indenture (the “Seventeenth Supplemental Indenture”);

WHEREAS, the Company has previously established a series of its Securities designated as the “3.625% Senior Notes due 2030” (the “2030 Notes” and together with the 2028 Notes, the 2029 Notes, the 2037 Notes, the 2040 Notes, the 2042 Notes, the 2043 Notes, the 2047 Notes and the 2049 Notes, collectively, the “Notes”) and issued $1,000,000,000 aggregate principal amount of the 2030 Notes, pursuant to the Eighteenth Supplemental Indenture, dated as of May 18, 2020, to the Base Indenture (the “Eighteenth Supplemental Indenture”);

WHEREAS, the Company, the Parent Guarantor, the Subsidiary Guarantors and the Trustee have previously entered into the Twenty-Third Supplemental Indenture, dated as of June 13, 2025, to the Base Indenture (the “Twenty-Third Supplemental Indenture”), amending certain provisions of the Indenture;

WHEREAS, each of the Second Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Eleventh Supplemental Indenture, the Seventeenth Supplemental Indenture, the Eighteenth Supplemental Indenture and the Twenty-Third Supplemental Indenture, in each case, as amended, supplemented or otherwise modified to the date hereof, is referred to herein as an “Existing Supplemental Indenture” and collectively, the “Existing Supplemental Indentures”;

WHEREAS, the Company desires to amend the Indenture to effect certain modifications and cure certain ambiguities, as set forth in Article 2 of this Twenty-Fourth Supplemental Indenture (the “Amendments”);

WHEREAS, Section 8.02 of the Base Indenture, as amended by each of the Existing Supplemental Indentures relating to the Notes, provides that with the consent (evidenced as provided in Article 7 of the Base Indenture) of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series affected by such supplemental indenture (voting as one class), the Company, when authorized by a Consent of the Sole Member, the Guarantor, when authorized by a Guarantor Authorizing Resolution, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental to the Base Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Base Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such series, other than with respect to certain provisions and rights of the Holders of the Securities which, as set forth in Section 8.02 of the Base Indenture (as amended by each of the Existing Supplemental Indentures), require the consent of the Holder of each Security so affected;

WHEREAS, the Company has solicited consents from the Holders of the Notes for the Amendments to the Indenture, in accordance with the terms and subject to the conditions set forth in the consent solicitation statement, dated as of May 19, 2026 (the “Consent Solicitation Statement”);

WHEREAS, as of 5:00 p.m., New York city time, on May 22, 2026, the Company has received, and delivered to the Trustee, the consents from Holders of not less than a majority in aggregate principal amount of all series of outstanding Notes to the Amendments to the Indenture as set forth in Article 2 hereof, voting as one class, as evidenced by a certified report from Global Bondholder Services Corporation;

WHEREAS, the Company has requested that the Trustee execute and deliver this Twenty-Fourth Supplemental Indenture, and complete all requirements necessary to make this Twenty-Fourth Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and all acts and things necessary have been done and performed to make this Twenty-Fourth Supplemental

Indenture enforceable against the parties hereto in accordance with its terms, and the execution and delivery of this Twenty-Fourth Supplemental Indenture has been duly authorized by the parties hereto in all respects.

WITNESSETH:

NOW, THEREFORE, for and in consideration of the premises contained herein, each party agrees for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Capitalized terms used but not defined in this Twenty-Fourth Supplemental Indenture shall have the meanings ascribed to them in the Base Indenture. Terms defined in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof’ and “hereby” and other words of similar import used in this Twenty-Fourth Supplemental Indenture refer to this Twenty-Fourth Supplemental Indenture as a whole and not to any particular section hereof.

Section 1.02 References in this Twenty-Fourth Supplemental Indenture to article and section numbers shall be deemed to be references to article and section numbers of this Twenty-Fourth Supplemental Indenture unless otherwise specified.

ARTICLE 2

AMENDMENTS TO THE INDENTURE

Section 2.01 Covenants.

(a) Solely with respect to the 2040 Notes, Section 3.05(a) of the Second Supplemental Indenture is hereby amended and restated to read as follows:

If the Closing occurs, the Company shall, in its sole discretion, commence an offer (the “Exchange Offer”) to exchange Amended Notes held by Eligible Holders for Junior Lien Exchange Notes by the Exchange Offer Deadline. If the Exchange Offer is not commenced by the Company by the Exchange Offer Deadline or the Exchange Offer is not completed within 60 days of commencement thereof, the Company shall, within ten (10) Business Days of such failure, make a payment of $100 per $1,000 principal amount of Amended Notes (the “Junior Lien Exchange Payment”) to Holders of Amended Notes as of the date of the Junior Lien Exchange Payment. If the Company makes the Junior Lien Exchange Payment pursuant to this Section 3.05(a), the Company shall have no further obligations under this Section 3.05(a). If the Closing does not occur by the End Date or the Merger Agreement is otherwise validly terminated pursuant to its terms, the Company shall, in its sole discretion, commence the Exchange Offer to exchange Amended Notes held by Eligible Holders for the same principal amount of Junior Lien Exchange Notes by the Exchange Offer Deadline. If the Exchange Offer is not commenced by the Company by the Exchange Offer Deadline or the Exchange Offer is not completed within 60 days of commencement thereof, the Company shall, within ten (10) Business Days of such failure, make the Junior Lien Exchange Payment to Holders of Amended Notes as of the date of the Junior Lien Exchange Payment. If the Company makes the Junior Lien Exchange Payment pursuant to this Section 3.05(a), the Company shall have no further obligations under this Section 3.05(a).

(b) Solely with respect to the 2042 Notes, Section 3.05(a) of the Fourth Supplemental Indenture is hereby amended and restated to read as follows:

If the Closing occurs, the Company shall, in its sole discretion, commence an offer (the “Exchange Offer”) to exchange Amended Notes held by Eligible Holders for Junior Lien Exchange Notes by the Exchange Offer Deadline. If the Exchange Offer is not commenced by the Company by the Exchange Offer Deadline or the Exchange Offer is not completed within 60 days of commencement thereof, the Company shall, within ten (10) Business Days of such failure, make a payment of $100 per $1,000 principal amount of Amended Notes (the “Junior Lien Exchange Payment”) to Holders of Amended Notes as of the date of the Junior Lien Exchange Payment. If the Company makes the Junior Lien Exchange Payment pursuant to this Section 3.05(a), the Company shall have no further obligations under this Section 3.05(a). If the Closing does not occur by the End Date or the Merger Agreement is otherwise validly terminated pursuant to its terms, the Company shall, in its sole discretion, commence the Exchange Offer to exchange Amended Notes held by Eligible Holders for the same principal amount of Junior Lien Exchange Notes by the Exchange Offer Deadline. If the Exchange Offer is not commenced by the Company by the Exchange Offer Deadline or the Exchange Offer is not completed within 60 days of commencement thereof, the Company shall, within ten (10) Business Days of such failure, make the Junior Lien Exchange Payment to Holders of Amended Notes as of the date of the Junior Lien Exchange Payment. If the Company makes the Junior Lien Exchange Payment pursuant to this Section 3.05(a), the Company shall have no further obligations under this Section 3.05(a).

(c) Solely with respect to the 2043 Notes, Section 3.05(a) of the Fifth Supplemental Indenture is hereby amended and restated to read as follows:

If the Closing occurs, the Company shall, in its sole discretion, commence an offer (the “Exchange Offer”) to exchange Amended Notes held by Eligible Holders for Junior Lien Exchange Notes by the Exchange Offer Deadline. If the Exchange Offer is not commenced by the Company by the Exchange Offer Deadline or the Exchange Offer is not completed within 60 days of commencement thereof, the Company shall, within ten (10) Business Days of such failure, make a payment of $100 per $1,000 principal amount of Amended Notes (the “Junior Lien Exchange Payment”) to Holders of Amended Notes as of the date of the Junior Lien Exchange Payment. If the Company makes the Junior Lien Exchange Payment pursuant to this Section 3.05(a), the Company shall have no further obligations under this Section 3.05(a). If the Closing does not occur by the End Date or the Merger Agreement is otherwise validly terminated pursuant to its terms, the Company shall, in its sole discretion, commence the Exchange Offer to exchange Amended Notes held by Eligible Holders for the same principal amount of Junior Lien Exchange Notes by the Exchange Offer Deadline. If the Exchange Offer is not commenced by the Company by the Exchange Offer Deadline or the Exchange Offer is not completed within 60 days of commencement thereof, the Company shall, within ten (10) Business Days of such failure, make the Junior Lien Exchange Payment to Holders of Amended Notes as of the date of the Junior Lien Exchange Payment. If the Company makes the Junior Lien Exchange Payment pursuant to this Section 3.05(a), the Company shall have no further obligations under this Section 3.05(a).

(d) Solely with respect to the 2028 Notes, the 2037 Notes and the 2047 Notes, Section 3.07(a) of the Eleventh Supplemental Indenture is hereby amended and restated to read as follows:

If the Closing occurs, the Company shall, in its sole discretion, commence an offer (the “Exchange Offer”) to exchange Amended Notes held by Eligible Holders for Junior Lien Exchange Notes by the Exchange Offer Deadline. If the Exchange Offer is not commenced by the Company by the Exchange Offer Deadline or the Exchange Offer is not completed within 60 days of commencement thereof, the Company shall, within ten (10) Business Days of such failure, make a payment of $100 per $1,000 principal amount of Amended Notes (the “Junior Lien Exchange Payment”) to Holders of Amended Notes as of the date of the Junior Lien Exchange Payment. If the Company makes the Junior Lien Exchange Payment pursuant to this Section 3.07(a), the Company shall have no further obligations under this Section 3.07(a). If the Closing does not occur by the End Date or the Merger Agreement is otherwise validly terminated pursuant to its terms, the Company shall, in its sole discretion, commence the Exchange Offer to exchange Amended Notes held by Eligible Holders for the same principal amount of Junior Lien Exchange Notes by the Exchange Offer Deadline. If the Exchange Offer is not commenced by the Company by the Exchange Offer Deadline or the Exchange Offer is not completed within 60 days of commencement thereof, the Company shall, within ten (10) Business Days of such failure, make the Junior Lien Exchange Payment to Holders of Amended Notes as of the date of the Junior Lien Exchange Payment. If the Company makes the Junior Lien Exchange Payment pursuant to this Section 3.07(a), the Company shall have no further obligations under this Section 3.07(a).

(e) Solely with respect to the 2029 Notes and the 2049 Notes, Section 3.07(a) of the Seventeenth Supplemental Indenture is hereby amended and restated to read as follows:

If the Closing occurs, the Company shall, in its sole discretion, commence an offer (the “Exchange Offer”) to exchange Amended Notes held by Eligible Holders for Junior Lien Exchange Notes by the Exchange Offer Deadline. If the Exchange Offer is not commenced by the Company by the Exchange Offer Deadline or the Exchange Offer is not completed within 60 days of commencement thereof, the Company shall, within ten (10) Business Days of such failure, make a payment of $100 per $1,000 principal amount of Amended Notes (the “Junior Lien Exchange Payment”) to Holders of Amended Notes as of the date of the Junior Lien Exchange Payment. If the Company makes the Junior Lien Exchange Payment pursuant to this Section 3.07(a), the Company shall have no further obligations under this Section 3.07(a). If the Closing does not occur by the End Date or the Merger Agreement is otherwise validly terminated pursuant to its terms, the Company shall, in its sole discretion, commence the Exchange Offer to exchange Amended Notes held by Eligible Holders for the same principal amount of Junior Lien Exchange Notes by the Exchange Offer Deadline. If the Exchange Offer is not commenced by the Company by the Exchange Offer Deadline or the Exchange Offer is not completed within 60 days of commencement thereof, the Company shall, within ten (10) Business Days of such failure, make the Junior Lien Exchange Payment to Holders of Amended Notes as of the date of the Junior Lien Exchange Payment. If the Company makes the Junior Lien Exchange Payment pursuant to this Section 3.07(a), the Company shall have no further obligations under this Section 3.07(a).

(f) Solely with respect to the 2030 Notes, Section 3.07(a) of the Eighteenth Supplemental Indenture is hereby amended and restated to read as follows:

If the Closing occurs, the Company shall, in its sole discretion, commence an offer (the “Exchange Offer”) to exchange Amended Notes held by Eligible Holders for Junior Lien Exchange Notes by the Exchange Offer Deadline. If the Exchange Offer is not commenced by the Company by the Exchange Offer Deadline or the Exchange Offer is not completed within 60 days of commencement thereof, the Company shall, within ten (10) Business Days of such failure, make a payment of $100 per $1,000 principal amount of Amended Notes (the “Junior Lien Exchange Payment”) to Holders of Amended Notes as of the date of the Junior Lien Exchange Payment. If the Company makes the Junior Lien Exchange Payment pursuant to this Section 3.07(a), the Company shall have no further obligations under this Section 3.07(a). If the Closing does not occur by the End Date or the Merger Agreement is otherwise validly terminated pursuant to its terms, the Company shall, in its sole discretion, commence the Exchange Offer to exchange Amended Notes held by Eligible Holders for the same principal amount of Junior Lien Exchange Notes by the Exchange Offer Deadline. If the Exchange Offer is not commenced by the Company by the Exchange Offer Deadline or the Exchange Offer is not completed within 60 days of commencement thereof, the

Company shall, within ten (10) Business Days of such failure, make the Junior Lien Exchange Payment to Holders of Amended Notes as of the date of the Junior Lien Exchange Payment. If the Company makes the Junior Lien Exchange Payment pursuant to this Section 3.07(a), the Company shall have no further obligations under this Section 3.07(a).

Section 2.02 Definitions.

(a) Solely with respect to the Notes, the definitions set forth below hereby are amended and restated in Section 1.03 of each Existing Supplemental Indenture to read as follows:

“Exchange Offer Deadline” means the End Date; provided that if the Merger Agreement is validly terminated on or prior to the End Date, “Exchange Offer Deadline” shall mean the date that is the later of (i) December 30, 2026 and (ii) 90 calendar days following the date on which the Merger Agreement is validly terminated.

“Junior Lien Exchange Notes” means new junior lien secured notes that may be issued by the Company, with such terms as are determined by the Company (in its sole discretion); provided that, either:

a.

if the Closing occurs, (x) such terms will not include any “restricted debt prepayments” or other “restricted payments” or similar restrictive covenant, (y) such terms will not include any “limitation on liens” or similar restrictive covenants, and (z) such notes will be guaranteed on a senior basis by Parent Guarantor and each Subsidiary of the Company that is an obligor under the Applicable Take-Out Facility and secured by the assets of the Company, Parent Guarantor, and such applicable guarantor Subsidiaries, with such modifications as deemed necessary or advisable by the Company (in its sole discretion) to reflect liens on the assets of the Company, Parent Guarantor, and its applicable guarantor Subsidiaries that are junior in priority to the Applicable Take-Out Facility, or

b.

if the Closing does not occur by the End Date or the Merger Agreement is otherwise validly terminated pursuant to its terms, such terms will be substantially consistent (as determined by the Company (in its sole discretion)) with the terms expressly set forth under the “Brief Description of the Junior Lien Exchange Notes” section of the Offer to Purchase and Consent Solicitation Statement (the “Junior Lien Exchange Notes Section”) with such modifications as deemed necessary or advisable by the Company (in its sole discretion) to take into account the terms of the Principal Bridge Take-Out Facility (as defined below) or the Take-Out Bonds (as defined below) giving due regard to the priority of the Junior Lien Exchange Notes; provided, however, that, for the purposes of the Junior Lien Exchange Notes Section:

i.	the definition of “Principal Bridge Take-Out Facility” as set forth under the Junior Lien Exchange Notes Section shall be replaced in its entirety with the following:

“Principal Bridge Take-Out Facility” shall mean the largest committed or funded facility under which any of the Issuers is a borrower that refinances or replaces any portion of the Bridge Facility (or any refinancing indebtedness in respect of such largest committed or funded facility) and that remains outstanding on the date of the initial issuance of the Junior Lien Exchange Notes (and any refinancing, replacement or extension of such facility); provided that the Principal Bridge Take-Out Facility shall be the applicable facility that is designated in writing by the applicable Issuer as the “Principal Bridge Take-Out Facility” in the applicable Exchange Offer.

ii.	the definition of “Take-Out Bonds” as set forth under the Junior Lien Exchange Notes Section shall be replaced in its entirety with the following:

“Take-Out Bonds” shall mean the notes issued by any of the Issuers, on or prior to the date of the initial issuance of the Junior Lien Exchange Notes, to refinance any portion of the Bridge Facility (or any refinancing indebtedness in respect of such notes); provided that the Take-Out Bonds shall be the applicable notes that are designated in writing by the applicable Issuer as the “Take-Out Bonds” in the applicable Exchange Offer; provided, further, that, if no such notes are issued on or prior to such date, any reference to Take-Out Bonds shall be deemed to be to the Principal Bridge Take-Out Facility; and

iii.

references to “Bridge Facility” in the Junior Lien Exchange Notes Section shall mean the bridge loan facility pursuant to that certain Non-Investment Grade Leveraged Bridge Loan Agreement, dated as of June 26, 2025 (as amended on February 18, 2026 and as may be further amended, restated, supplemented or otherwise modified from time to time), by and among, inter alios, the Parent Guarantor, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

(b) Solely with respect to the Notes, the definitions set forth below hereby are added to Section 1.03 of each Existing Supplemental Indenture in alphanumeric order:

“Applicable Take-Out Facility” means the senior secured funded debt facility with the lowest lien priority to which the Company is an obligor as of the date of Closing.

“Closing” has the meaning provided in the Merger Agreement.

“End Date” has the meaning provided in the Merger Agreement, as such date may be extended by the parties thereto and notified in writing to the Trustee. As of the date of this Twenty-Fourth Supplemental Indenture, the End Date is March 4, 2027.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of February 27, 2026, among Paramount Skydance Corporation, a Delaware corporation, the Parent Guarantor, and Prince Sub Inc., a Delaware corporation, as amended, supplemented, amended and restated or modified from time to time.

Section 2.03 Any of the terms or provisions present in the Notes that relate to any of the provisions of the Indenture as amended by this Twenty-Fourth Supplemental Indenture shall also be amended, mutatis mutandis, so as to be consistent with the amendments made by this Twenty-Fourth Supplemental Indenture.

Section 2.04 The Indenture is hereby amended by amending any definitions from the Indenture with respect to which references would be amended as a result of the amendments to the Indenture pursuant to Section 2.02 above. Such defined terms are to be in alphanumeric order within Section 1.01 of the Base Indenture or Section 1.03 of each Supplemental Indenture, as applicable.

Section 2.05 None of the Company, the Parent Guarantor, the Subsidiary Guarantors, the Trustee or other parties to or beneficiaries of the Indenture shall have any rights, obligations or liabilities under the definitions of the Indenture amended pursuant to Section 2.01 and Section 2.02, respectively, above. The failure to comply with such definitions of the Indenture shall not constitute a Default or Event of Default under the Indenture with respect to the Notes, shall not have any consequence under the Indenture with respect to the Notes, and the Holders of the Notes shall be deemed to have waived any Default or Event of Default under the Indenture with respect to such failure (whether before or after the date of this Twenty-Fourth Supplemental Indenture).

ARTICLE 3

MISCELLANEOUS

Section 3.01 Forms of Amended Notes. The Amended Notes of each series shall be substantially in such form (not inconsistent with the Indenture) as shall be established by or pursuant to one or more Consents of the Sole Member (as set forth in a Consent of the Sole Member or, to the extent established pursuant to (rather than set forth in) a Consent of the Sole Member, an Officer’s Certificate detailing such establishment).

Section 3.02 Ratification of Base Indenture. The Base Indenture, as supplemented by this Twenty-Fourth Supplemental Indenture, is in all respects ratified and confirmed, and this Twenty-Fourth Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. Every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 3.03 Trust Indenture Act Controls. If any provision, covenant or restriction contemplated by this Twenty-Fourth Supplemental Indenture limits, qualifies or conflicts with another provision that is required to be included in this Twenty-Fourth Supplemental Indenture or the Indenture by the Trust Indenture Act of 1939, as amended, as in force at the date such Supplemental Indenture is executed, the provisions required by such Trust Indenture Act shall control.

Section 3.04 Conflict with Indenture: Severability. To the extent not expressly amended or modified by this Twenty-Fourth Supplemental Indenture, the Base Indenture shall remain in full force and effect. If any provision of this Twenty-Fourth Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, the provision of this Twenty-Fourth Supplemental Indenture shall control. In case any provision, covenant or restriction contemplated by this Twenty-Fourth Supplemental Indenture is held to be invalid, illegal or unenforceable in any jurisdiction, such covenant or restriction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions, covenants or restrictions; and the invalidity of a particular provision, covenant or restriction in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 3.05 Governing Law. THIS TWENTY-FOURTH SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, EXCEPT AS MAY OTHERWISE BE REQUIRED BY MANDATORY PROVISIONS OF LAW. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS TWENTY-FOURTH SUPPLEMENTAL INDENTURE.

Section 3.06 Successors. All agreements of the Company, the Parent Guarantor and the Subsidiary Guarantors in the Base Indenture, this Twenty-Fourth Supplemental Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in the Base Indenture and this Twenty-Fourth Supplemental Indenture shall bind its successors.

Section 3.07 Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signature provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider acceptable to Trustee) shall also be deemed original signatures for all purposes hereunder. Any communication or documents sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to the Trustee by the authorized representative of the Company). Notwithstanding the foregoing, Trustee may in any instance and in its sole discretion require that an original document bearing a manual signature be delivered to Trustee in lieu of, or in addition to, any such electronic method. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 3.08 Trustee Disclaimer. The Trustee makes no representation as to the validity or sufficiency of this Twenty-Fourth Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee. The recitals and statements herein are deemed to be those of the Company, the Parent Guarantor and the Subsidiary Guarantors and not the Trustee.

Section 3.09 Effectiveness. This Twenty-Fourth Supplemental Indenture shall become effective and binding on the Company, the Parent Guarantor, the Subsidiary Guarantors, the Trustee and every Holder of the Notes of each series heretofore or hereafter authenticated and delivered under the Indenture upon the execution and delivery by the parties of this Twenty-Fourth Supplemental Indenture; provided, however, that the Amendments shall become operative with respect to a series of Notes only upon the Payment Date (as defined in the Consent Solicitation Statement) in accordance with the terms and conditions set forth in the Consent Solicitation Statement.

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IN WITNESS WHEREOF, the parties hereto have caused the Supplemental Indenture to be duly executed as of the day and year first above written.

DISCOVERY COMMUNICATIONS, LLC

By:	/s/ Fraser Woodford
Name: Fraser Woodford
Title: Executive Vice President and Treasurer

WARNER BROS. DISCOVERY, INC.

By:	/s/ Fraser Woodford
Name: Fraser Woodford
Title: Executive Vice President and Treasurer

DISCOVERY GLOBAL HOLDINGS, INC.

By:	/s/ Fraser Woodford
Name: Fraser Woodford
Title: Executive Vice President and Treasurer

SCRIPPS NETWORKS INTERACTIVE, INC.

By:	/s/ Fraser Woodford
Name: Fraser Woodford
Title: Executive Vice President and Treasurer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee,

By:	/s/Shannon Matthews
Name: Shannon Matthews
Title: Vice President

[Signature Page to DCL Twenty-Fourth Supplemental Indenture]